UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 21, 2015, Spirit AeroSystems Holdings, Inc. (the “Company”) and its wholly-owned subsidiary Spirit AeroSystems, Inc. (“Spirit”) entered into a Resignation and Consulting Agreement and General Release with Mr. David Coleal (the “Consulting Agreement”).  As previously announced, on May 12, 2015 Mr. Coleal notified the Company of his decision to resign from his position as the Executive Vice President/General Manager - Boeing, Business & Regional Jet Programs of the Company.

The Consulting Agreement provides that, for a period of two years following the effective date of his resignation, Mr. Coleal will provide consulting and transition services to Spirit.  Mr. Coleal will receive annual compensation of $150,000 for the provision of such services.

Mr. Coleal will no longer receive any benefits under the Company’s Omnibus Incentive Plan following the effective date of his resignation.

Mr. Coleal remains subject to the non-competition, non-solicitation and confidentiality restrictions set forth in his employment agreement with Spirit, except to the extent otherwise agreed by the Company and Spirit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: May 22, 2015	/s/ Jon D. Lammers
Jon D. Lammers
Senior Vice President, General Counsel and Secretary